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                                                                  Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-47768) of Charles River Laboratories International, Inc. of our report dated February 9, 2001 relating to the financial statements and financial statement schedules of Charles River Laboratories International, Inc., which appears in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 28, 2001